Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                       (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12

                          HADRON, INC.
        (Name of Registrant as Specified In Its Charter)
 . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . .
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box) :

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11

     1)   Title of each class of securities to which
          transaction applies:
     ___________________________________________________________

     2)   Aggregate number of securities to which transaction
          apples:
     ___________________________________________________________

     3)   Per unit price or other underlying value of
          transaction computed pursuant to Exchange Act Rule
          0-11 (Set forth the amount on which the filing fee
          is calculated and state how it was determined):
     ___________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
     ___________________________________________________________

     5)   Total fee paid:
     ___________________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously.
     Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
     ____________________________________________________________

     2)   Form, Schedule or Registration Statement No. :
     ____________________________________________________________

     3)   Filing Party:
     ____________________________________________________________

     4)   Date Filed:
     ____________________________________________________________

                          Hadron, Inc.
                  4900 Seminary Road, Suite 800
                    Alexandria, Virginia 22311


                                   October 28, 1998

Dear Fellow Shareholders:

     You are cordially invited to attend Hadron, Inc.'s Annual
Meeting of Shareholders to be held on December 4, 1998, at 11:00 a.m. local time at the Radisson Hotel, 5000 Seminary Road, Alexandria, Virginia.

     At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) election of the Company's Board of Directors; (ii) ratification of the appointment of Ernst & Young LLP as the Company's independent accountants; and (iii) any other business as may properly come before the meeting. We also will be pleased to report on the business of the Company and a discussion period will be provided for questions and comments of general interest to shareholders.

     Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting.
Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response is important and would be appreciated.

                                   Sincerely,


                                   /S/ C.W. GILLULY

                                   C.W. Gilluly, Ed.D.
                                   Chairman and
                                   Chief Executive Officer


                                   /S/ GEORGE E. FOWLER

                                   George E. Fowler
                                   President and
                                   Chief Operating Officer

YOUR VOTE IS IMPORTANT

     Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy.

     If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

                           HADRON, INC.
             Notice of Annual Meeting of Shareholders
                         December 4, 1998



TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of Hadron, Inc., a New York corporation (the
"Company"), is scheduled to be held on December 4, 1998 at 11:00 a.m., local time, at the Radisson Hotel located at 5000 Seminary
Road, Alexandria, Virginia for the following purposes:


     1. To elect four directors to serve for the terms of office specified in the accompanying proxy statement and until their successors are duly elected and qualified;

     2. To ratify the selection of Ernst & Young, LLP as independent accountants for the Company for fiscal
          1999; and

     3. To transact such other business as may properly come before the meeting and any adjournment thereof.



     Shareholders of record at the close of business on October 21, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Shareholders attending the meeting may revoke their proxy and vote in person.


                                   FOR THE BOARD OF DIRECTORS

                                   /S/ S. AMBER GORDON

                                   S. Amber Gordon
                                   Executive Vice President and
                                   Corporate Secretary


Alexandria, Virginia
October 28, 1998

                           HADRON, INC.
                         PROXY STATEMENT

                       GENERAL INFORMATION

Proxy Solicitation

     This Proxy Statement is furnished to the holders of Common Stock, par value $.02 per share (the "Common Stock"), of Hadron, Inc., a New York corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Shareholders to be held on Friday, December 4, 1998, at 11:00 a.m., local time, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. These proxy solicitation materials are first being mailed on or about November 4, 1998 to all shareholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

Revocability and Voting of Proxy

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of each of the nominees for director listed under Election of Directors below, to approve Proposal No. 2 as set forth in the accompanying Notice of Annual Meeting of Shareholders and, in accordance with their best judgment, on any other matters which may properly come before the Annual Meeting.

Record Date and Voting Rights

     Shareholders of record at the close of business on October 21, 1998 are entitled to notice of and to vote at the Annual Meeting. As of the record date, 1,736,530 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on all matters that may properly come before
the Annual Meeting.   The holders of a majority of the
outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting. Accordingly, abstentions or non-votes will not affect the election of candidates receiving the plurality of votes.

     Proposal Number 2, ratification of Ernst & Young, LLP as the Company's independent accountants and all other matters to come before the Annual Meeting, require the approval of the holders of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

     Votes at the Annual Meeting will be tabulated by Inspectors of Election appointed by the Company.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of October 21, 1998 regarding the beneficial ownership of the Company's Common Stock of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer or former executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation") and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o Hadron, Inc., 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed.

Name and Address                Number of           Percent
                                Shares              of Class

AMASYS Corporation <F1>
4900 Seminary Road, St. 800
Alexandria, VA  22311              202,739<F1>        11.7 %

C.W. Gilluly, Ed.D.              1,174,875<F2>        41.5 %

William J. Howard                   14,911<F3>          *

Robert J. Lynch, Jr.                55,001<F4>         3.1 %

John D. Sanders, Ph.D.              33,501<F5>         1.9 %

George E. Fowler                   133,815<F6>         7.2 %

S. Amber Gordon                    133,407<F6>         7.2 %

Donald E. Ziegler                   95,941<F7>         5.3 %

Donald E. Jewell                   101,983<F8>         5.6 %

All directors and executive
officers as a group
(8 persons)                      1,743,434            53.3 %
_____________________________
*  Less than 1%

<F1> AMASYS Corporation ("AMASYS") succeeded to the assets and liabilities of Infotechnology, Inc., effective January 2, 1997, which assets included 202,739 shares of the Company's common stock.

<F2> Includes 1,020,000 shares of Common Stock which Dr. Gilluly has the right to acquire pursuant to warrants.  Exercise of the warrants at a subsequent date may result in a change in control of the Company.  See "Certain Relationships and Related Transactions."  Also includes 73,000 shares which may be acquired upon the exercise of vested options granted under the Company's 1994 Stock
     Option Plan.

<F3> Includes 10,001 shares which may be acquired upon the exercise of vested options granted under the
     Company's 1994 Stock Option Plan.

<F4> Includes 10,001 shares which may be acquired upon the exercise of vested options granted under the
     Company's 1994 Stock Option Plan and 40,000 shares of Common Stock which Mr. Lynch has the right to acquire pursuant to warrants.  See "Certain Relationships and Related Transactions."

<F5> Includes 2,501 shares which may be acquired upon the exercise of vested options granted under the
     Company's 1994 Stock Option Plan.

<F6> Includes 73,000 shares which may be acquired upon the exercise of vested options granted under the
     Company's 1994 Stock Option Plan.  Also includes 40,000 shares of Common Stock which each
     Mr. Fowler and Ms. Gordon has the right to acquire pursuant to warrants.  See "Certain
     Relationships and Related Transactions."

<F7> Includes 29,667 shares which may be acquired upon the exercise of vested options granted under the
     Company's 1994 Stock Option Plan.  Also includes 40,000 shares of Common Stock which Mr. Ziegler has the right to acquire pursuant to warrants.  See "Certain Relationships and Related
     Transactions."

<F8> Includes 41,168 shares which may be acquired upon the exercise of vested options granted under the
     Company's 1994 Stock Option Plan.  Also includes 40,000 shares of Common Stock which Mr. Jewell has the right to acquire pursuant to warrants.  See "Certain Relationships and Related
     Transactions."

                           PROPOSAL NO. 1

                      ELECTION OF DIRECTORS

     Four directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting and until their successors are elected and qualified. Each person
named below is now a director of the Company.   In the event any
of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

     The names of the nominees and certain other information about them are set forth below:


Nominee                   Age      Director Since  Office Held with Company
C.W. Gilluly, Ed.D.       52           1992        Chairman of the Board and
                                                   Chief Executive Officer

William J. Howard         51           1989        Director

Robert J. Lynch, Jr.      65           1991        Director

John D. Sanders, Ph.D.    60           1997        Director


     C.W. GILLULY, Ed.D. was appointed Chief Executive Officer of the Company in October 1994, having served as Acting President and Chief Executive Officer of the Company since May 1993.
Since June 1992, Dr. Gilluly has served as Chairman of Comtex Scientific Corporation, a provider of electronic news and business information, for which he also served as Chief Executive Officer from June 1992 through September 1997. Dr. Gilluly has served as Chairman of the Board and President of AMASYS and its predecessor, Infotechnology, Inc. since June 1992.

     WILLIAM J. HOWARD, since 1973, has served as President of Howard Equities Co., Inc., a real estate development company, and since 1986, has been a majority shareholder thereof. Since 1977, Mr. Howard has been the Chief Executive Officer of Discovery Tours, LLC, a video production company which produces tourism videos in the Mid-Atlantic and Southeast United States.

     ROBERT J. LYNCH, Jr. is the President, Chief Executive
Officer and a director of American and Foreign Enterprises, Inc., a company with which he has been associated for 28 years.
American and Foreign Enterprises is engaged in industrial and real estate acquisitions for domestic and international investors. He also serves as a director of AMASYS.

     JOHN D. SANDERS, Ph.D., serves as a business consultant to emerging technology companies. He was Chairman and Chief Executive Officer of TechNews, Inc., publisher of Washington Technology newspaper, from 1988 to 1996, prior to its sale to The Washington Post Company. In addition, Dr. Sanders has been a Registered Representative of Wachtel & Co., Inc., a Washington D.C.-based stock brokerage firm, since 1968. Dr. Sanders serves on the boards of ITC Learning Corporation and Sensys Technologies, Inc.


Executive Officers

     The following table contains information as of October 21, 1998 as to the executive officers of the Company who are not also directors of the Company:

                             Officer         Office Held
       Name                  Since           With Company


       George E. Fowler      1993            President and Chief
                                             Operating Officer

       S. Amber Gordon       1991            Executive Vice President
                                             and Secretary

       Donald E. Ziegler     1996            Senior Vice President,
                                             Chief Financial Officer
                                             and Treasurer

       Donald E. Jewell      1996            Vice President


           GEORGE E. FOWLER (59) was appointed President and Chief
Operating Officer of the Company in October 1994. Mr. Fowler joined the Company as Vice President, and President of its Aerospace Sciences, Inc. subsidiary in October 1993. Mr. Fowler has held senior management positions within the government contracting industry for more than a decade. Between May 1992 and September 1993, he was Senior Vice President of Business Operations for Ellsworth Associates, Inc. From January 1991 until May 1992, he was Director of Operations for McDonald Bradley, Inc. From August 1987 until December 1990, he was a
Vice President of the Orkand Corporation. He was Vice President of Computer Data Systems, Inc. from 1983 until 1987. Mr. Fowler served as an officer in the U.S. Navy from 1962 until 1983.

     S. AMBER GORDON (44) was appointed Executive Vice President of the Company in July 1995. Ms. Gordon was named Corporate Secretary in December 1993. She also served as Treasurer from 1994 through 1996, and served as Vice President responsible for Corporate Relations and Strategic Planning from 1991 through 1995. She served as Chairman of the Quest Business Agency, Inc., a Houston-based marketing communications firm and advertising agency, from 1985 to 1991. Ms. Gordon has served as President of S.A. Gordon Enterprises, Inc., a consulting firm specializing in financial and corporate relations, since 1985.

     DONALD E. ZIEGLER (49) was appointed Senior Vice President, Chief Financial Officer and Treasurer of the Company in December 1996. From 1982 through 1996, Mr. Ziegler was an executive officer of Computer Data Systems, Inc. Most recently he served as Treasurer and Secretary, where he directed corporate finance, bank relations, insurance and risk management, financial analysis and tax planning. Mr. Ziegler is a certified public accountant, and prior to 1982, was with the public accounting firm of Price Waterhouse Coopers LLP.

     DONALD E. JEWELL (47) was appointed Vice President of the Company in May 1996, and continues to serve as President of the Company's Engineering & Information Services, Inc. (EISI) subsidiary, a position he has held since 1993. From 1989 to 1993 Mr. Jewell was a Program Manager for EISI, with responsibility for most operations. Mr. Jewell has held senior management positions in the government contracting business for nearly twenty years. He was Technical Director for Kendrick & Company in 1988 and 1989, and served as Director of Information Systems at British Aerospace from 1985 until 1988. From 1977 until 1985, he served in various computer services management roles for Planning Research Corporation.

     There are no family relationships among the directors or executive officers of the Company.

Meetings of the Board of Directors and Committees

     The Board of Directors held a total of six meetings during the Company's fiscal year ended June 30, 1998. Each director attended in person or telephonically all of the meetings held by the Board of Directors and all committees thereof on which he served.

     During fiscal year 1998, the Board of Directors' Audit Committee was comprised of Dr. Sanders and Messrs. Howard and Lynch. The Audit Committee recommends engagement of the Company's independent auditors, is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls and has general responsibility in connection with related matters. The Audit Committee met one time during fiscal 1998.

     The Compensation and Employee Benefits Committee of the Board of Directors (the "Compensation Committee"), which held two meetings in fiscal 1998, is comprised of Messrs. Howard and Lynch. The Compensation Committee evaluates management's recommendations and makes its own recommendations to the Board of Directors concerning the compensation of the Company's executive officers. It is also responsible for the formulation of the Company's executive compensation policy and the research, analysis and subsequent recommendation regarding the establishment and administration of the Company's Stock Option and Stock Purchase Plans.

     The Board of Directors does not have a Nominating Committee or an Executive Committee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
THE DIRECTORS NAMED ON THE ENCLOSED PROXY.

                        PROPOSAL NO. 2

           RATIFICATION OF APPOINTMENT OF ACCOUNTANTS


     The Board of Directors has appointed the firm of Ernst & Young, LLP ("Ernst & Young") as the Company's independent accountants for the fiscal year ending June 30, 1999. Although action by the shareholders in this matter is not required, the Board of Directors believes it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent accountants in maintaining the integrity of Company financial controls and reporting.

     A representative of Ernst & Young is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE  FOR RATIFICATION
OF ERNST & YOUNG, LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY
FOR FISCAL YEAR 1999.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning all compensation paid by the Company to its Chief Executive Officer and each of the two other executive officers of the Company who received total salary and bonus in excess of $100,000 during the fiscal year ended June 30, 1998:

                                 Summary Compensation Table
                                                                   Long-Term
                                                                  Compensation
                                    Annual Compensation              Awards
                                   ---------------------------   -------------
   Name and               Fiscal                                 Stock Options      All Other
   Principal Position     Year     Salary($)  Bonus($)<F1><F2>   Granted <F3>     Compensation <F4>
---------------------     ------   ---------  ----------------   -------------    -----------------
C.W. Gilluly,
Chairman and               1998     $ 131,690  $  8,000           12,000            $ 1,000
  Chief Executive          1997       131,600    10,000           15,000                125
  Officer                  1996       131,600     8,000           15,000                125

George E. Fowler,          1998      $136,834  $ 26,749           12,000            $ 1,000
President and              1997       122,759    28,750           15,000                125
 Chief Operating           1996       118,761    16,000           15,000                125
 Officer

Donald E. Jewell,          1998      $ 88,971   $56,829            8,000            $   920
Vice President             1997        81,995    44,622           10,000                125
                           1996        79,558    48,488            7,500                125

<F1>   In fiscal year 1998, the Company paid the bonuses awarded for fiscal year 1997, and in fiscal year 1997, the Company paid the bonuses awarded for fiscal year 1996.

<F2>   The Company has awarded the following fiscal 1998 bonuses to be paid in fiscal 1999:
       C.W. Gilluly-$34,408; George E. Fowler-$20,154; and Donald E. Jewell-$33,591.

<F3>   Options granted pursuant to the Company's 1994 Stock Option Plan.
       See "Executive Compensation - Stock Option Grants."

<F4>   Contributions made by the Company under its 401(k) plan.

Stock Option Grants

   The following table provides details regarding all stock options granted to the named executive officers during the fiscal year ended June 30, 1998.

                   Option Grants in Fiscal Year 1998
                                  % of
                    Number of     Total Options                               Potential
                    Shares        Grant to                            Realizable Value at Assumed
                    Underlying    Employees                           Annual Rates of Stock Price
                    Options       in Fiscal     Price  Exercise      Appreciation for Option Term <F1>
Name                Granted <F2>  Year           Date    Date            5%             10%
----                ------------ -------------- -----  --------     ----------------------------------
C.W. Gilluly         12,000       15%            $.94   9/17/2007    $ 7,094        $ 17,977

George E. Fowler     12,000       15%             .94   9/17/2007      7,094          17,977

Donald E. Jewell      8,000       10%             .94   9/17/2007      4,729          11,985

<F1> Amounts represent hypothetical gains that could be achieved if exercised at end of the option term.  The dollar amounts under these columns assume 5% and 10% compounded annual appreciation in the Common Stock from the date the respective options were granted.  These calculations and assumed realizable values are required to be disclosed under Securities and Exchange Commission rules and, therefore, are not intended to forecast possible future appreciation of Common Stock or amounts that may be ultimately realized upon exercise.
     The Company does not believe this method accurately illustrates the potential value of a stock option.

<F2> Options vest one-third upon the date of grant, and one-third each on the first and second anniversaries of the date of grant, and expire 10 years after the grant date.  The option exercise price is 100% of the fair market value on the date of grant.  Options are exercisable for a period of 90 days after termination of employment to the extent vested at that time.

     On September 17, 1998, the Compensation Committee approved the grant, to 21 employees of the Company, of options to acquire up to 114,000 shares of Common Stock.

Year-End Option Values

     The following table sets forth certain information regarding the value of unexercised options held by the named executive officers as of June 30, 1998.

                                         Fiscal Year-End Option Values

                            Number of Shares                             Value of Unexercised
                       Underlying Unexercised                          In-the-Money Options
                      Options at June 30, 1998                        at June 30, 1998 <F1>
               -----------------------------------------  --------------------------------------------
Name               Exercisable            Unexercisable         Exercisable             Unexercisable
----               -----------            -------------         -----------             -------------
C.W. Gilluly         59,000                 13,000                $ 92,340                  $ 15,030

George E. Fowler     59,000                 13,000                  92,340                    15,030

Donald E. Jewell     31,833                  8,667                  49,059                    10,021

<F1> Represents the difference between the exercise price of the outstanding options and the closing bid price of the Common Stock on June 30, 1998, which was $2.00 per share.  Options that have an exercise price greater than the fiscal year-end market value are not included in the value calculation.

Employment Agreements, Termination of Employment and Change of
Control Arrangements

  The Company entered into a rolling two-year agreement with Dr. Gilluly, to serve as Chief Executive Officer, on July 1, 1998, at an initial base salary of $140,000. His employment agreement with the Company further provides for Dr. Gilluly to participate in the Company's Stock Option and Bonus Plans. Under the Bonus Plan, Dr. Gilluly may receive additional compensation based upon the financial performance of the Company. If Dr. Gilluly is constructively discharged, the Company must pay him a lump sum payment equal to two times his base salary. In no case, however, will the Company pay Dr. Gilluly severance benefits if he is terminated for cause, as defined in the employment agreement, or if he leaves the employ of the Company voluntarily. Dr. Gilluly holds warrants to acquire 1,020,000 shares of Common Stock. Exercise of the warrants at a subsequent date may result in a change in control of the Company. See "Certain Relationships and Related Transactions."

  The Company renewed its annual agreement with Mr. Fowler, to serve as President and Chief Operating Officer, on July 1, 1998, at a base salary of $145,000. His employment agreement with the Company further provides for Mr. Fowler to participate in the Company's Stock Option and Bonus Plans. Under the Bonus Plan, Mr. Fowler may receive additional compensation based upon the Company's financial performance. If Mr. Fowler is constructively discharged, the Company must continue to pay his base salary for six months after the term of the agreement. In no case, however, will the Company pay Mr. Fowler severance benefits if he is terminated for cause, as defined in the employment agreement, or if he leaves the employ of the Company voluntarily.

  The Company renewed its annual agreement with Mr. Jewell, to serve as Vice President of the Company and as President of its EISI subsidiary, on July 1, 1998, at a base salary of $110,000. His employment agreement with the Company further provides for Mr. Jewell to participate in the Company's Stock Option and Bonus Plans. Under the Bonus Plan, Mr. Jewell may receive additional compensation based upon the financial performance of the Company. If Mr. Jewell is constructively discharged, the Company must continue to pay his base salary for six months after the term of the agreement. In no case, however, will the Company pay Mr. Jewell severance benefits if he is terminated for cause, as defined in the employment agreement, or if he leaves the employ of the Company voluntarily.


Compensation of Directors

  Directors receive a quarterly cash fee of $1,250 for their services. In addition, directors receive $500 per Board of Directors' meeting attended, and $250 per committee meeting attended in person (unless such meeting is combined with a full Board of Directors' meeting), or $125 per committee meeting attended telephonically. Directors who are employees do not receive any additional compensation for their service as directors. Directors are reimbursed for out-of-pocket expenses associated with their attendance at Board of Directors' meetings.

Compensation and Employee Benefits Committee Report on Executive
Compensation

  The responsibility of the Compensation Committee is to administer the Company's executive compensation programs, to monitor corporate performance and its relationship to compensation of executive officers and to make appropriate recommendations concerning matters of executive compensation.
The Compensation Committee is comprised of two independent non-employee directors. This report sets forth the major components of executive compensation and the basis by which fiscal year 1998 compensation determinations were made with respect to the executive officers of the Company.

  Compensation Policy and Guidelines

  The main objective of the Company is to maintain and increase the profitability of its operations and to maximize value for shareholders, employees and clients. The goals of the Company's compensation policy are to align executive compensation with the Company's long-term business objectives and performance, to enable the Company to attract and retain high-quality executive officers and employees who will contribute to the long-term success of the Company and to reward such executive officers and employees for their successful efforts in attaining objectives beneficial to the growth and profitability of the Company.

  In order to achieve the Company's goals, the Compensation Committee has developed the following principles that serve as guidance for compensation decisions for all employees: (i) to attract and retain the most highly qualified management and employee team, (ii) to pay competitively with prevailing industry standards, (iii) to emphasize sustained performance by aligning monetary rewards with shareholder interests, (iv) to emphasize performance-related contributions as the basis of pay decisions, and (v) to provide incentive bonus awards for management based upon attaining revenue and profitability goals. To implement these policies, the Compensation Committee has designed a compensation program consisting of base salary, an annual incentive bonus plan, stock options and other employment benefits.

  Compensation Program Elements

  The Company's compensation levels and benefits are reviewed on an annual basis to determine whether they are competitive and reasonable in light of the overall performance of the Company and the Company's ability to attract and retain talented executives. The Company's focus is on growth.

  Base Salary. Salary levels are primarily determined by the Compensation Committee in consideration of the performance of the individual executive, the financial performance of the Company and the prevailing industry standards for similar executives of similar companies. The Company's philosophy regarding base salaries is conservative, using published industry reports and surveys on executive compensation. The Company compares itself for this purpose with other technology service providers and/or government contracting firms who face similar challenges in their markets. Periodic increases in base salary relate to individual contribution evaluated against established objectives.

  Stock Options. The Company believes the compensation program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the interests of shareholders, executives and employees are closely aligned. Through the Company's Stock Option Plan, executives and employees are eligible to receive stock options, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future.
  The Compensation Committee believes the use of stock options as the basis for long-term incentive compensation meets the Compensation Committee's defined compensation strategy and the team-based operations approach that the Company has adopted.

  Incentive Program. The Company's executive officers and operating managers participate in an incentive compensation program which awards cash bonuses based on attaining or exceeding specific revenue and profitability goals. For 1998, certain incentive awards were paid to executive officers and operating managers based upon meeting or exceeding revenue and profitability goals.

  Severance Compensation. To retain highly qualified executive officers, the Company from time to time enters into severance agreements with certain of its officers. The determination of whether the Company would benefit from a severance agreement with a particular officer is subjective, based upon such officer's experience and value to the Company.

  Other Benefits. The Company's philosophy is to provide adequate health and welfare oriented benefits to executives and employees, but to maintain a highly conservative posture relative to executive benefits.

  1998 Compensation for the Chairman and Chief Executive
  Officer

  Dr. Gilluly's salary, annual incentive and stock option
grants reflect the Committee's evaluation of his overall leadership of the Company and contribution to shareholder value. Dr. Gilluly's fiscal 1998 compensation was determined by the Board of Directors, included a base salary of $130,000 and provided for a performance-based bonus, which totaled $34,408. In August 1998, the Committee reviewed Dr. Gilluly's salary, taking into consideration the Company's profitable growth, financial results, Dr. Gilluly's performance and his salary relative to those for comparable positions. Based on this review, the Committee determined to enter into an employment agreement with Dr. Gilluly, commencing in fiscal year 1999 at an
initial base annual salary of $140,000.   See "Executive
Compensation -Employment Agreements." Dr. Gilluly's salary is based upon his management skills, particularly in the areas of turnaround, refinancing, diversification and growth.

  Under the Company's executive compensation philosophy and program, the total compensation mix for senior executives emphasizes longer-term rewards in the form of stock options. The Committee has, at various times, granted Dr. Gilluly options under the 1994 Stock Option Plan to purchase a total of 87,000 shares of the Company's Common Stock at the market price on the date of grant. Under the Plan, one third of options granted are immediately exercisable upon the date of grant, with one-third becoming exercisable on each of the first and second anniversaries of the date of grant.

  1998 Compensation for the President and Chief Operating
Officer

  Mr. Fowler was appointed President and Chief Operating
Officer of the Company in October 1994, at which time the Company and Mr. Fowler entered into an employment agreement which has been renewed annually since that time. Mr. Fowler's compensation during fiscal year 1998 was determined by the terms of his employment agreement dated October 1, 1997, which included an annual base salary of $135,000 and provided a formula for earning a performance-based bonus, which totaled $20,154. Mr. Fowler's continuing compensation is based on his current employment
agreement as described in "Executive Compensation   Employment
Agreements," above. The Committee has, at various times, granted Mr. Fowler options under the 1994 Stock Option Plan to purchase a total of 87,000 shares of the Company's Common Stock at the market price on the date of grant. Under the Plan, one third of options granted are immediately exercisable upon the date of grant, with one-third becoming exercisable on each of the first and second anniversaries of the date of grant.

  Summary

  The Compensation Committee believes the total compensation program for executives of the Company is appropriate and competitive with the total compensation programs provided by similar companies in the industry with which the Company competes. The Compensation Committee believes its compensation practices are directly tied to shareholder returns and linked to the achievement of annual and longer-term financial and operating results of the Company on behalf of the Company's shareholders.

       Submitted by the Compensation and Employee Benefits
Committee

                           William J. Howard
                           Robert J. Lynch, Jr.

Performance Graph

  The following graph compares the cumulative, five-year shareholder returns on the Company's Common Stock with the cumulative returns of the NASDAQ Market Index and Media General's Other Business Services Index, comprised of the Common Stock of approximately 200 companies in diversified business service industries, excluding the Company. The graph assumes the value of the investment in the Company's Common Stock and each index was $100 on June 30, 1993.

                                        FISCAL YEAR ENDING
COMPANY
                           1993       1994       1995        1996       1997       1998

Hadron, Inc.               100.00      14.73      19.47      42.63       45.78     105.26
MG-Bus Serv Index          100.00     104.41     131.72      167.83     188.23     212.03
NASDAQ Market Index        100.00     109.66     128.61      161.89     195.02     258.52

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year beginning July 1, 1997 and ended June 30, 1998, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with in a timely manner.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During the fiscal year ended June 30, 1998,  AMASYS, owner of approximately 11.7% of the outstanding Common Stock of the Company, was charged $19,357 for corporate relations and administrative services provided by the Company to AMASYS. At June 30, 1998, the Company had a net payable balance to AMASYS of
approximately $3,064.   Dr. Gilluly, Chairman of the Board and
Chief Executive Officer of the Company, is Chairman of the Board of AMASYS. Mr. Lynch, an independent outside director of the Company, is also a director of AMASYS.

  In June 1997, the Company entered into a Line of Credit Agreement with Century National Bank pursuant to which Century National Bank provided the Company with a $800,000 line of credit facility through November 30, 1998, replacing a $300,000 facility set to expire in December 1997. Borrowings under the facility bear interest at the prime rate plus two percent and are personally guaranteed by Dr. Gilluly and his wife. Century National Bank and the Company agreed that, in addition to providing working capital, the line of credit would be used to fund the Company's prepayment on June 2, 1997 of its $225,000 Promissory Note to Dr. Gilluly. Under the terms of the original Promissory Note dated October 21, 1993, which had been extended and amended as of April 21, 1997, the Company issued 900,000 warrants, which expire on October 21, 2003, to Dr. Gilluly to acquire the Company's common stock ("Common Stock") at $.25 per share.

  In June 1997, certain members of the Company's management or Board of Directors (the "Investors") each agreed to invest $24,000 in the Company in the form of five separate two-year promissory notes, the principal of which is convertible at $.60 per share at each of his or her respective option, into restricted shares of the Company's common stock. Such notes also provide that upon prepayment by the Company of principal outstanding under the notes, the Company shall issue to the note holder a warrant to acquire Common Stock at $.60 per share. The number of shares each warrant shall entitle the holder thereof to acquire shall equal the principal prepaid giving rise to the warrant divided by $.60. The Company and each of the Investors entered into an Investment Agreement dated June 20, 1997 setting forth the terms of his or her investment in the Company.

  As of August 1, 1998, the Company entered into a letter agreement with Dr. John Sanders to provide strategic financial consulting services for six months for $2,500 per month.


                      SHAREHOLDER PROPOSALS

  Proposals of Shareholders of the Company that are intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company no later than July
10, 1999 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                          ANNUAL REPORT
  A copy of the Company's Annual Report for the fiscal year ended June 30, 1998, including the financial statements and notes thereto is being mailed to the shareholders of record along with this Proxy Statement. The Annual Report is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.

  The Company will provide without charge a copy of its 1998 Annual Report on Form 10-K, including the financial statements and the financial statement schedules required to be filed with the SEC. The Company will furnish any exhibit described in the list accompanying the 1998 Form 10-K upon the payment, in advance, of the specified reasonable fees related to the Company's furnishing of such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to the Company at its principal executive offices, 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311, Attention: Corporate Secretary.


                          OTHER MATTERS
  The Board of Directors knows of no other business matters to be acted upon at the Annual Meeting other than those referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.


                                By Order of the Board of
                                Directors

                                /S/ S. AMBER GORDON


                                S. Amber Gordon
                                Executive Vice President and
                                Corporate Secretary


Date: October 28, 1998

                          APPENDIX A


    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         HADRON, INC.
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                       DECEMBER 4, 1998

         The undersigned appoints George E. Fowler and S. Amber Gordon, or either of them, with full power of substitution, to attend the Annual Meeting of Shareholders of Hadron, Inc. on December 4, 1998, and any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and Proxy Statement:

1.  ELECTION OF DIRECTORS

    [  ]  FOR the FOUR nominees listed below
          (except as marked to the contrary below)

    [ ] WITHHOLD AUTHORITY to vote for the FOUR nominees listed below

               C.W. Gilluly, William J. Howard,
           Robert J. Lynch, Jr. and John D. Sanders


INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below:

_____________________________________________________________

2. Proposal to ratify the selection of Ernst & Young, LLP as independent accountants for the Company for fiscal year 1999.

    [  ]  FOR this proposal
    [  ]  AGAINST this proposal
    [  ]  ABSTAIN

3. In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

                       PLEASE DATE, SIGN AND RETURN
                       PROXY PROMPTLY
                       Receipt of Notice of Annual
                       Meeting and Proxy Statement
                       is hereby acknowledged

                       -----------------------------
                       Shareholder's Signature

                       -----------------------------
                       Joint Holder's Signature (If applicable)

                       Date:------------------------

     When properly executed, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal 2 and FOR the election of the nominees of the Board of Directors in the election of directors and in accordance with the judgment of the person(s) voting the proxy upon such other matters properly coming before the meeting and any adjournments thereof. Please sign exactly as name(s) appear(s) above.